UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Oxford Lane Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OXFORD LANE CAPITAL CORP.
8 Sound Shore Drive, Suite 255
Greenwich, Connecticut 06830

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON OCTOBER 24, 2025

On September 4, 2025, Oxford Lane Capital Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) describing the matters to be voted on at the Company’s upcoming Annual Meeting of Stockholders, to be held on October 24, 2025 at 8:30 a.m., Eastern Time, in the second floor conference room of the Company’s corporate headquarters, located at 8 Sound Shore Drive, Greenwich, Connecticut 06830.

This supplement (the “Supplement”) to the Proxy Statement is being filed solely to update the below disclosure in the Proxy Statement to clarify that brokers or nominees will have discretionary authority to vote shares without specific instructions from the beneficial owners with respect to Proposal I: Election of Directors.

“Since brokers or nominees will have discretionary authority to vote shares with respect to the director nominees in the absence of voting instructions from stockholders, we expect that there will be no Broker Non-Votes.”

This Supplement should be read in conjunction with the Proxy Statement. Except as described herein, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.